Exhibit 23

                 Consent of Independent Public Accountants
    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 10, 1999, included in or incorporated by reference into Thermo Fibertek Inc.'s Annual Report on Form 10-K for the year ended January 2, 1999, into the Company's previously filed Registration Statements as follows:
Registration Statement No. 33-67190 on Form S-8, Registration Statement No. 33-67192 on Form S-8, Registration Statement No. 33-67194 on Form S-8, Registration Statement No. 33-67196 on Form S-8, Registration Statement No. 33-83718 on Form S-8, Registration Statement No. 33-80751 on Form S-8, and Registration Statement No. 333-34461 on Form S-3.



                                               Arthur Andersen LLP



Boston, Massachusetts
March 10, 1999